UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on April 19, 2005, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, 29360.

The following Notice of the Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting of Shareholders. Directors and officers of Palmetto Bancshares, Inc., as well as representatives of Elliott Davis, LLC, the Company’s independent registered public accounting firm, will be present to respond to any questions shareholders may have. The Elliott Davis, LLC representatives will have the opportunity to make a statement if they desire to do so.

To ensure proper representation of your shares at the Annual Meeting of Shareholders, please sign, date, and return the enclosed Proxy Card as soon as possible, even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend.

Sincerely,

L. LEON PATTERSON

Chairman and

Chief Executive Officer

PALMETTO BANCSHARES, INC.

301 HILLCREST DRIVE

POST OFFICE BOX 49

LAURENS, SOUTH CAROLINA 29360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 19, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. will be held on April 19, 2005, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, 29360 for the following purposes:

1.	To elect four Directors; and

2.	To consider and act upon other matters as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The Board of Directors of Palmetto Bancshares, Inc. is not aware of any other business to come before the Annual Meeting of Shareholders.

Any action may be taken on the foregoing proposals at the Annual Meeting of Shareholders on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting of Shareholders may be adjourned. March 7, 2005 has been set as the record date for the determination of holders of Common Stock entitled to notice and to vote at the Annual Meeting of Shareholders or any adjournment thereof. Accordingly, only shareholders of record at the close of business on March 7, 2005 will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

You are requested to complete, sign, and date the enclosed Proxy Card, which is solicited by the Board of Directors of Palmetto Bancshares, Inc., and to mail it promptly in the enclosed envelope. The Proxy Card will not be used if you attend and vote in person at the Annual Meeting of Shareholders.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

Laurens, South Carolina

March 16, 2005

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAEHOLDERS. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.

PALMETTO BANCSHARES, INC.

301 HILLCREST DRIVE

POST OFFICE BOX 49

LAURENS, SOUTH CAROLINA 29360

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19, 2005

GENERAL INFORMATION

This Notice of Annual Meeting of Shareholders (the “Meeting”), Proxy Statement and Proxy Card (collectively the “Proxy Materials”) are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of Palmetto Bancshares, Inc. (the “Company”). Palmetto Bancshares, Inc. is the holding company for The Palmetto Bank (the “Bank”). This solicitation is being made in connection with the Annual Meeting of Shareholders to be held at 3:00 p.m. on April 19, 2005 at 301 Hillcrest Drive, Laurens, South Carolina, 29360. The enclosed Proxy Materials are being mailed on or about March 16, 2005.

Shareholders Entitled to Vote

Shareholders of record as of the close of business on March 7, 2005 (the “Voting Record Date”) are entitled to one vote for each share of $5.00 par value common stock (the “Common Stock”) of the Company held by them on March 7, 2005. As of the close of business on the Voting Record Date, the Company had 6,313,185 shares of Common Stock outstanding and entitled to vote.

Quorum

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Vote Required

Directors will be elected by a plurality of votes cast at the Meeting. Shareholders do not have the right to cumulate their votes for Directors. Abstentions and broker nonvotes with respect to the Nominees for Director will not be considered to be either affirmative or negative votes.

Proxies and Proxy Revocation Procedures

When proxies are returned signed and dated, the Common Stock represented thereby will be voted in accordance with the instructions on the Proxy Card. Where no instructions are indicated, proxies will be voted FOR the Nominees for Directors set forth within this Proxy Statement.

Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later dated and signed proxy prior to a vote being taken on the proposals at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request to vote in person, thereby revoking a prior delivered proxy.

Other Matters Related to the Meeting

Only matters brought before the Meeting in accordance with the Company’s Bylaws will be considered. Aside from the election of four Directors, the Company does not know of any other matters that will be presented at the Meeting. However, if any other matters properly come before the Meeting and any adjournment thereof, the proxy holders will vote them in accordance with their best judgment.

PROPOSAL 1—ELECTION OF DIRECTORS

General Information Regarding Election of Directors

The Board is divided into three classes, which serve in staggered three-year terms. At each Meeting, the Company’s shareholders elect the members of one of the three classes a three-year term. At this Meeting, four Directors are being nominated for reelection for terms expiring at the 2008 Meeting or until their respective successors have been duly elected and qualified. John D. Hopkins, Jr., one of the directors who is standing for reelection at the Meeting, was appointed to the Board in connection with Mr. James M. Shoemaker, Jr.’s resignation in April 2004. The Corporate Governance and Nominating Committee recommended to the Board that Mr. Hopkins be appointed to the Board.

Information on Nominees and Directors

THE BOARD, INCLUDING BOTH MANAGEMENT AND NONMANAGEMENT DIRECTORS, RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY LISTED BELOW. Unless authority to vote with respect to the election of one or more Nominees is “WITHHELD,” it is the intention of the persons named on the accompanying Proxy Card to vote FOR the election of these Nominees. All Nominees have consented to being named in this Proxy Statement and to serving on the Board, if elected. At this time, the Board knows of no reason why any Nominee might be unavailable or unable to serve. However, should any Nominee become unable to accept nomination or election, it is the intention of the person named on the Proxy Card, unless otherwise specifically instructed on the Proxy Card, to vote for the election of such other persons as Management may recommend. The tables set forth below summarize information regarding the Nominees and continuing Directors, including name, age, period served as a Director, and business experience over the past five years. With the exception of the business experience of Management members of the Board of Directors, none of the organizations listed with regard to business experience are a parent to, a subsidiary of, or otherwise an affiliate of Palmetto Bancshares, Inc.

Nominees for Director for Election at the 2005 Annual Meeting of Shareholders

John T. Gramling, II.
Age (1) Director Since Term Expiring	63 1984 2008	Mr. Gramling has served as Vice President and Secretary of Gramling Brothers, Inc., a diversified orchard business, since 1965, and has been the President of Gramling Brothers, Inc. Real Estate, a real estate sales and development company in Gramling, South Carolina, since 1970.

John D. Hopkins, Jr.
Age (1) Director Since Term Expiring	53 2004 2008	Mr. Hopkins has served as President and Owner of The Fieldstone Group, a diversified investment and development collection of real estate, farm, land, and timber holdings, since 2000. Prior to this Mr. Hopkins was employed by Owens Corning for 26 years.

Paul W. Stringer
Age (1) Director Since Term Expiring	61 1986 2008	Mr. Stringer has served as President and Chief Operating Officer of Palmetto Bancshares, Inc. since April 1994. From April 1990 to April 1994, he served as Executive Vice President of Palmetto Bancshares, Inc. From June 1982 to April 1990, Mr. Stinger served as Vice President of Palmetto Bancshares, Inc.

Mr. Stringer has been Chairman of the Board of Directors and Chief Executive Officer of The Palmetto Bank since January 2004. He served as President and Chief Operating Officer of The Palmetto Bank from March 1986 to December 2003. Mr. Stringer served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978.

Mr. Stringer currently serves as a Director of the South Carolina Board of Financial Institutions.
Edward K. Snead, III
Age (1) Director Since Term Expiring	45 1997 2008	Mr. Snead has been the owner and President of Snead Builders Supply Company, Inc., a Greenwood, South Carolina based family owned and operated building supply store, since 1981.

(1)	At December 31, 2004

Continuing Directors Whose Terms End at the 2006 Annual Meeting of Shareholders

William S. Moore, II
Age (1) Director Since Term Expiring	59 1997 2006	Mr. Moore, an investor since 1993, is the former President of Reeves Brothers, Inc., in Spartanburg, South Carolina.

L. Leon Patterson
Age (1) Director Since Term Expiring	63 1971 2006	Mr. Patterson has served as Chairman of the Board of Directors and Chief Executive Officer of Palmetto Bancshares, Inc. since April 1990. From June 1982 to April 1994, he served as President of Palmetto Bancshares, Inc.

Mr. Patterson served as Chairman of the Board and Chief Executive Officer of The Palmetto Bank from March 1986 to January 2004. Mr. Patterson also served as Chairman of the Board and President of The Palmetto Bank from January 1978 to February 1986, and he served as President of The Palmetto Bank in 1977.

Sam B. Phillips, Jr.
Age (1) Director Since Term Expiring	63 2000 2006	Mr. Phillips has been Chief Executive Officer, and Owner of S.B. Phillips Company, Inc., an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency in Greenville, South Carolina, since 1968. Mr. Phillips serves as Managing Partner of Fairway Group of SC, LLC, and as Managing Partner of Eagle Zone, LLC, as Partner and Board member of Sub Air Systems, LLC, and as General Partner of Azalea Fund II, LLC. Mr. Phillips is President and Owner of Phillips Properties, Inc., a real estate holding company. Additionally, Mr. Phillips serves as Chairman of the Board for Power Equipment Maintenance, Inc. and Meridian Resources, Inc. and serves on the Board of Directors of St. Francis Hospital Foundation.

J. David Wasson, Jr.
Age (1) Director Since Term Expiring	59 1979 2006	Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate South Carolina, since 1975.

(1)	At December 31, 2004

Continuing Directors Whose Terms End at the 2007 Annual Meeting of Shareholders

Michael D.Glenn
Age (1) Director Since Term Expiring	64 1994 2007	Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1992. From 1983 to 1992 he was a sole practitioner in Anderson, South Carolina.

Ann B. Smith
Age (1) Director Since Term Expiring	43 1997 2007	Ms. Smith has been the Director of Annual Giving for Clemson University since 1986.

W. Fred Davis, Jr.
Age (1) Director Since Term Expiring	61 1978 2007	Mr. Davis was owner and President of Palmetto Spinning Corporation, where he was employed from 1969 to 1995. Mr. Davis retired in 1995.

David P. George, Jr.
Age (1) Director Since Term Expiring	63 1973 2007	Mr. George retired as General Manager of George Motor Company, an automobile dealership in Laurens, South Carolina, in 1997. He had served in this capacity since 1964.

(1)	At December 31, 2004

General Information Regarding the Board

The Board is responsible for overseeing the affairs of Palmetto Bancshares, Inc. Through functions of the full Board and the Board’s standing committees, the Board approves and oversees the execution of the Company’s strategic plan.

Meetings of the Board

During the year ended December 31, 2004, the Board held 11 meetings. No Director of Palmetto Bancshares, Inc. attended less than 75 percent of the total meetings of the Board and standing committee meetings on which such Board member served during the year ended December 31, 2004 with the exception of David P. George, Jr. and William S. Moore II.

Board Member Attendance at Annual Meeting of Shareholders

Although the Company encourages attendance, Palmetto Bancshares, Inc. has not established a formal policy regarding Director attendance at its Annual Meetings of Shareholders. Palmetto Bancshares, Inc.’s Chairman presides at the Annual Meeting of Shareholders. All members of the Board at the time of the Company’s 2004 Annual Meeting of Shareholders attended that meeting.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and its shareholders and other interested parties. As a consequence, the Board has adopted procedures as described below for communications to Directors.

Shareholders of Palmetto Bancshares, Inc. may communicate with the chairpersons of the Company’s Corporate Governance and Nominating Committee, Audit Committee, or Compensation Committee or with Palmetto Bancshares, Inc.’s Directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Director

Communications. The email or written correspondence should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication:

•	does not relate to the business or affairs of Palmetto Bancshares, Inc. or the functioning or constitution of the Board or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to Directors.

The individuals who ultimately receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with Palmetto Bancshares, Inc.’s policies and procedures and applicable law and regulations relating to the disclosure of information. Copies of all communications received pursuant to these procedures will be retained for at least one year.

Policy Regarding Consideration of Director Candidates Recommended by Shareholders

It is the policy of the Corporate Governance and Nominating Committee to consider Director candidates recommended by shareholders. Any such recommendations should be communicated to the Corporate Governance and Nominating Committee of the Board by sending written notice to directorcommunications@palmettobank.com or to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Director Communications.

Qualifications of Director Candidates

The Committee seeks the following qualifications and characteristics when evaluating Director candidates:

•	a reputation for the industry, integrity, honesty, candor, fairness, and discretion;

•	a high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to Palmetto Bancshares, Inc.’s businesses;

•	a knowledge, or being willing and able to obtain such knowledge, in the critical aspects of Palmetto Bancshares, Inc.’s businesses and operations; and

•	experience and skill in serving as a competent overseer of, and trusted advisor to, Senior Management of a publicly-held corporation.

Nominees for the Board recommended by the Corporate Governance and Nominating Committee should contribute to the mix of skills, core competencies, and qualifications of the Board through expertise in one or more of the following areas: banking and other financial services, accounting and finance, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation. The Corporate Governance and Nominating Committee seeks to identify nominees who possess skills, core competencies, and qualifications that are likely to be useful to the Company and that are in addition to those existing with respect to incumbent Directors.

Process of Evaluating Director Candidates

The charter for the Corporate Governance and Nominating Committee states that the Committee’s purpose is to assist the Board in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices. The charter is not available on the Company’s website, www.palmettobank.com, but is attached to this Proxy Statement as Appendix A. Among other things, the Committee assists the Board in identifying individuals qualified to become Board members, reviewing the qualifications and independence of the members of the Board and its various committees on a regular periodic basis, and making recommendations from time to time concerning the composition of the Board and its committees.

In evaluating Director candidates, the Committee takes into account the items set forth in its Corporate Governance Best Practices, a portion of which is discussed above in Policy Regarding Consideration of Director Candidates Recommended by Shareholders, as well as the Committee’s Charter. There are no material differences between the evaluation processes for Director candidates based on whether such candidates are recommended by shareholders. A copy of the Company’s Corporate Governance Best Practices may be obtained by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Director Communications.

Determinations with Respect to Independence of Directors

The Company’s Corporate Governance Best Practices mandate that a majority of Palmetto Bancshares, Inc.’s Directors meet the criteria for independence under the New York Stock Exchange listing standards. The Company makes an annual determination regarding the independence of each of Palmetto Bancshares, Inc.’s Directors using these criteria.

The Board has determined that 10 of its 12 Directors (assuming the Nominees listed above are elected) are independent under New York Stock Exchange listing standards. The two individuals who are not independent, Messrs. Patterson and Stringer, are executive officers of Palmetto Bancshares, Inc.

Director Compensation

During the year ended December 31, 2004, both Management and nonmanagement members of the Company’s Board received monthly fees of $1,000 and an annual retainer of $5,000 for services provided to the Company as Directors. Directors of Palmetto Bancshares, Inc. also serve as Directors of The Palmetto Bank. Directors receive no additional compensation related to their service on The Palmetto Bank Board. Directors who serve on the Company’s banking subsidiary community Boards were paid $100 on a monthly basis during 2004. All Director compensation is paid in cash. Board members do not receive additional compensation for their service as Board Committee members or Board Committee Chairpersons.

If a Director misses more than one Directors’ meeting and such absences are not excused by the Company, the Company reduces the Director’s fee by $1,000 for each unexcused absence. In 2004, there were two unexcused absences that resulted in a reduction of annual compensation by $1,000 for each occurrence.

Nonmanagement Directors of the Company are eligible to participate in the 1997 Stock Compensation Plan. For the year ended December 31, 2004, nine of the Company’s ten nonmanagement Directors participated in the Plan. Options granted under this Plan have an exercise price equal to the Common Stock’s fair market value on the date of grant. The Compensation Committee recommended to the Board in January 2005 that John D. Hopkins, Jr., appointed to the Board by the Corporate Governance and Nominating Committee to fill the vacancy left by James M. Shoemaker, Jr., be granted 5,000 stock options under the 1997 Stock Compensation Plan. The Board approved this recommendation. Nonmanagement Directors exercised options to purchase 6,000 shares during the year ended December 31, 2004. At December 31, 2004, 27,000 options held by nonmanagement Directors were outstanding of which 26,000 were fully vested.

Committee Membership

The table set forth below summarizes the membership of the standing committees of Palmetto Bancshares, Inc.’s Board.

Director	Audit	Compensation	Corporate Governance and Nominating
W. Fred Davis, Jr.	X
David P. George, Jr.
Michael D. Glenn			X
John T. Gramling, II
John D. Hopkins, Jr.
William S. Moore, II	X	X
L. Leon Patterson			X
Sam B. Phillips, Jr.		X	X
Ann B. Smith	X		X
E. Keith Snead, III
Paul W. Stringer			X
J. David Wasson, Jr.	X	X

Standing Board Committees

The Board currently has three standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance and Nominating Committee.

Audit Committee. The Audit Committee of the Board, composed of Messrs. Davis (chairman), Moore, and Wasson, and Ms. Smith, monitors the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory, and legal compliance; appoints, compensates, and oversees the work of the external auditors employed for the purpose of preparing an audit report or related work; provides an avenue of communication among the external auditors, management, employees, the internal auditing department, and the Board; and reviews the independent audit plan for and results of the auditing engagement. This Committee met three times during the year ended December 31, 2004. The Board has determined that all members of the Audit Committee are independent under New York Stock Exchange listing standards and Securities and Exchange Commission regulations. The Audit Committee has a written charter adopted by the Board. For further information concerning the duties of the Audit Committee, see Audit Committee Report.

Compensation Committee. The Compensation Committee reviews the Company’s compensation policies and benefit plans and makes recommendations regarding Senior Management’s compensation. The Compensation Committee is currently comprised of Messrs. Moore, Phillips, and Wasson (chairman). The Compensation Committee met three times during 2004. The Board has determined that all members of the Compensation Committee are independent under New York Stock Exchange listing standards and have no interlocking relationships as defined by the Securities and Exchange Commission.

Corporate Governance and Nominating Committee. The Board created a Corporate Governance and Nominating Committee at its January 2004 Board meeting to assist the Board in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices. Prior to this time, the entire Board performed the functions typically performed by a Corporate Governance and Nominating Committee. The Committee is currently comprised of Messrs. Glenn (chairman), Patterson, Phillips, and Stringer and Ms. Smith. The Corporate Governance and Nominating Committee met four times during 2004. The Board has determined that Mr. Glenn, Mr. Phillips, and Ms. Smith are independent under New York Stock Exchange listing standards, and Mr. Patterson and Mr. Stringer, executive officers of the Company, are not independent under those standards. The Corporate Governance and Nominating Committee has a written charter adopted by the Board, which is included as an appendix to this Proxy Statement, and considers recommendations for Director Nominees from shareholders. Shareholders who wish to recommend Director Nominees proposed for election at the 2005 Annual Meeting of Shareholders should comply with the procedure described in Policy Regarding Consideration of Director Candidates Recommended by Shareholders.

Audit Committee Report

The Audit Committee of the Company’s Board is composed of four nonemployee Directors and operates under a written charter adopted by the Board on January 16, 2001, and amended on August 20, 2002, a copy of which was attached as Appendix A to the Proxy Statement for the Annual Meeting Of Shareholders Held April 20, 2004.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s Consolidated Financial Statements in accordance with generally accepted auditing standards and to issue a report thereon. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor (i) the integrity of the Company’s financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) the compliance by the Company with legal and regulatory requirements; and (iii) the independence and performance of the Company’s internal and external auditors. A full listing of the Committee’s responsibilities are included in the Committee’s charter. The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation. The Audit Committee also selects, subject to Board approval, the Company’s independent accountants. After reviewing the independence and performance of Elliott Davis, LLC during the 2004 year-end audit and discussing significant audit-related issues with representatives of Elliott Davis, LLC, the Audit Committee recommended to the Board, and the Board approved, the reappoint of Elliott Davis, LLC as Palmetto Bancshares, Inc.’s independent auditors for 2005.

The Audit Committee has met and held discussions with Management and the independent accountants regarding the financial statements for the year ended December 31, 2004. Management represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with Management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statements of Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications. The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth in Auditing and Related Fees below is compatible with maintaining the independence of the auditors and determined that no independence issues arose as a result of such services. Services to be provided by Elliott Davis, LLC to the Company are preapproved by the Audit Committee or its designee as required by sections 201 and 202 of the Sarbanes Oxley Act of 2002 to ensure that such services do not impair the registered audit firm’s independence in regard to the Company.

Based on the Audit Committee’s discussions with Management and the independent accountants, and its review of the representations of Management and the independent accountants, the Audit Committee recommended to the Board that the December 31, 2004 Consolidated Financial Statements be included in Palmetto Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

This Audit Committee Report is submitted by the Audit Committee of the Board.

Audit Committee

W. Fred Davis, Jr., Chairman

William S. Moore II

Ann B. Smith

J. David Wasson, Jr.

Auditing and Related Fees

The table set forth below summarizes fees for professional audit services and other services rendered by Elliott Davis, LLC with regard to the years ended December 31, 2004 and 2003. There were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC for the most recent fiscal year.

	2004	2003
Audit Fees (1)	$71,740	65,395
Audit Related Fees (2)	16,438	15,800

Audit Fees and Audit Related Fees	88,178	81,195
Tax Fees (3)	9,500	9,200
All Other Fees (4)	70,412	9,000

Total Fees	$168,090	99,395

(1)	Audit fees consisted of fees related to the audit of the Company’s consolidated financial statements, quarterly reviews, and audit related research.
(2)	Audit related fees consisted principally of fees for audits of the Company’s employee benefit plans.
(3)	Tax fees consisted of fees for tax consultation and tax compliance services for the Company. This does not include fees related to the preparation of employee tax returns.
(4)	All other fees paid for professional services rendered related to the Federal Deposit Insurance Corporation Improvement Act, the registered independent accounting firm’s Public Company Accounting Oversight Board fees, and the new requirements for management and independent auditors to report on the effectiveness of internal control over financial reporting.

In conjunction with the enactment of the Sarbanes Oxley Act of 2002, the Audit Committee implemented a policy in fiscal 2002 requiring all auditing services and permitted nonaudit services of Elliott Davis, LLC to be preapproved by the Audit Committee, including fees and terms. The Audit Committee, either as a Committee or through its designee, preapproved 100 percent of the professional services performed by Elliott Davis, LLC related to the year ended December 31, 2004. During the year ended December 31, 2004, no services were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Audit Committee Financial Expert

Although the Board has determined that the Audit Committee of Palmetto Bancshares, Inc. does not have an “Audit Committee financial expert,” nor does the Board believe that current Board membership includes an individual that could be considered an “Audit Committee financial expert,” as that term is defined by applicable Securities and Exchange Commission rules, the Board believes that the current members of the Audit Committee are fully capable of satisfying their Audit Committee responsibilities based on their experience and background. Audit Committee members have gained many of the attributes used by the Securities and Exchange Commission to define an “Audit Committee financial expert,” through past or current service as noted in each member’s business experience included in Proposal 1—Election Of Directors—Information on Nominees and Directors.

Specifically the Company’s Audit Committee members are able to read and understand fundamental financial statements, have a clear understanding of generally accepted accounting principles, have an understanding internal controls and procedures for financial reporting, and understand their responsibilities as Audit Committee members. In addition, for these and other responsibilities, the Audit Committee is authorized to use consultants to provide financial accounting expertise in any instance where members of the Audit Committee believe such assistance would be useful.

Compensation Committee Report on Executive Compensation

The Company’s Compensation Committee is comprised of three nonemployee Directors. The Board has determined that all of the members of the Company’s Compensation Committee are independent under New York Stock Exchange listing standards. The Committee is responsible for establishing and monitoring compensation and benefit plan policies of the Company and makes recommendations regarding the Company and its subsidiary’s employees including Senior Management. Management of the Company evaluates the performance of employees of the Company and its subsidiary. Resulting salary increases are recommended to the Compensation Committee based on these evaluations, and the Committee reviews the evaluations and recommends to the Board the salaries for the coming year. The Committees’ considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, and unusual accomplishments as well as economic conditions and other external events that impact the operations of the Company and its subsidiary. The Committee believes that the Company’s compensation policies should promote the attraction and retention of highly qualified executives and the motivation of these executives to achieve financial and other goals that result in the success of the Company and its subsidiary and the enhancement of long-term shareholder value. Salaries are intended to reflect individual performance and responsibility and to represent compensation believed by the Compensation Committee to be appropriate for the Company and its subsidiary’s employees including Senior Management.

The Compensation Committee believes that compensation arrangements should be structured so as to provide competitive levels of compensation that integrate pay with the Company’s performance goals. The Company has in place a Senior Management Incentive Plan (the “Bonus Plan”), which establishes a point system for determining incentive cash awards based on the extent to which the Company meets certain performance goals adopted by the Compensation Committee. The Bonus Plan provides that the members of Senior Management who are designated each year by the Compensation Committee, including the Named Executive Officers, will receive up to 50% of their base salary in incentive cash compensation if 100% of the performance goals are met and exceeded by specified amounts. For 2004, the Compensation Committee adopted seven performance goals, including goals based on return on assets, return on equity, net interest margin, net overhead ratio, net charge-off ratio, deposit growth and loan growth. Company performance is an integral part in determining the compensation of Senior Management. In 2004, Senior Management earned bonuses equal to 41% of their base salary at December 31, 2004 pursuant to the Bonus Plan.

The Company also has in place an Officer Incentive Compensation Plan (the “Officer Inventive Plan”) that also establishes a point system for determining incentive cash awards based on the extent to which the Company and its employees meet standards of measurement developed annually and adopted by the Compensation Committee. Measurement objectives are set for both individual and Company performance. Measures of Company performance may include, though not entirely, performance goals included in the Bonus Plan. The purpose of the plan is to share the rewards of excellent performance with those officers who provide knowledge and direction to Company and its subsidiary and work to accomplish results that are above expectations. The Officer Incentive Plan provides that officers of the Company and its subsidiary will receive up to 25% of their base salary in incentive cash compensation if 100% of the performance goals are met and exceeded by specified amounts. Any incentive awards are supplements to annual compensation. During January 2005, $677,000 was paid pursuant to the Officer Incentive Plan for performance relative to the year ended December 31, 2004.

In addition to salaries and incentive / bonus plans, the Company’s compensation plan includes contributions to the Company’s defined benefit pension plan for eligible employees, matching contributions to the 401(k) Plan for eligible and participating employees, long-term disability benefits, a flexible benefit plan, as well as medical, dental, and vision benefits in which Company’s employees participate. Additionally, stock options are awarded periodically based on performance, length of service, and salary grades in accordance with the 1997 Stock Compensation Plan. The Compensation Committee believes that awards of stock options provide increased motivation to work for the success of the Company. All options granted to executives and employees are exercisable at the fair market value of the Company’s Common Stock on the date of grant. The foregoing benefits and compensation are not directly or indirectly tied to Company performance.

Chief Executive Officer (“CEO”) Compensation

Mr. Patterson’s 2004 compensation is summarized in the Summary Compensation Table. The base salary segment is recommended by the Compensation Committee based on its evaluation of the performance of the CEO. Factors considered by the Compensation Committee in recommending the CEO’s 2004 base salary included the financial performance of the Company and the advancement of its strategic goals. During 2004, the CEO’s base salary increased to $338,000 from $320,320. The annual incentive segment of the CEO’s compensation is based on the Bonus Plan and is calculated in the same manner as described above. Based on this calculation, Mr. Patterson’s cash bonus totaled 41% of his base salary, or $138,580, for 2004. Mr. Patterson also received personal benefits, including annual fees received related to his service as a Director of the Company, for which the total value did not exceed the lesser of $50,000 or 10% of his annual salary and bonus for 2004. During 2004 Mr. Patterson also received long-term compensation, as reflected in the Summary Compensation Table, related to premiums paid by the Company on behalf of Mr. Patterson with respect to insurance not generally available to all employees and contributions to Mr. Patterson’s 401(k) plan as matching contributions, all of which are vested.

This Compensation Committee Report is submitted by the Compensation Committee of the Board.

Compensation Committee

Sam B. Phillips, Jr.

William S. Moore, II

J. David Wasson, Jr., Chairman

EXECUTIVE OFFICERS

Palmetto Bancshares, Inc.’s Executive Officers are appointed by the Board. The following persons serve as Executive Officers of Palmetto Bancshares, Inc. or its subsidiary.

Name	Age (1)	Palmetto Bancshares, Inc. Offices Held
L. Leon Patterson	*	*

Paul W. Stringer	*	*

George A. Douglas, Jr.	53	Mr. Douglas has served as President and Chief Retail Officer of The Palmetto Bank since January 2004. Mr. Douglas served as Executive Vice President of The Palmetto Bank from September 1999 to December 2003 and as Senior Vice President of The Palmetto Bank from July 1993 to August 1999.

Ralph M. Burns III	54

Mr. Burns has served as Treasurer of Palmetto Bancshares, Inc. since April 1998 and served as a Vice President of Palmetto Bancshares, Inc. from April 1990 to April 1998.

Mr. Burns has served as Executive Vice President of The Palmetto Bank since September 1999. From January 1982 until September 1999, he served as Senior Vice President and Cashier of The Palmetto Bank. From January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, Mr. Burns served as Assistant Cashier of The Palmetto Bank.

W. Michael Ellison	52	Mr. Ellison has served as Executive Vice President and Chief Credit Officer of The Palmetto Bank since January 2001. He served as Senior Vice President from March 2000 to December 2000. Prior to March 2000, Mr. Ellison served as Senior Vice President at Community First Bank in Walhalla, South Carolina.

Teresa W. Knight	49	Ms. Knight has served as Executive Vice President of The Palmetto Bank since September 1999. She served as Senior Vice President of The Palmetto Bank from January 1993 to August 1999. From July 1987 to December 1993, she served as Vice President of The Palmetto Bank.

(1)	At December 31, 2004

*	Information included in Proposal 1—Election of Directors—Information on Nominees and Directors as individuals are also Directors or Director Nominees of Palmetto Bancshares, Inc.

NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The table set forth below summarizes information regarding compensation paid by the Company during the years ended December 31, 2004, 2003, and 2002 to Palmetto Bancshares, Inc.’s Chief Executive Officer and to each of the four most highly compensated executive officers other than the Chief Executive Officer who were executive officers at December 31, 2004 (collectively the “Named Executive Officers”) for services rendered in all capacities to Palmetto Bancshares, Inc. or its subsidiary. For purposes of this table, all bonus award amounts included for a particular year were actually paid in the first quarter of the following year.

		Annual Compensation			Long-Term Compensation
					Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compens- ation ($)	Securities Underlying Options (#)	All Other Compensation ($)
L. Leon Patterson	2004	338,000	138,580	(1)	—	131,131	(2)
CEO, Palmetto Bancshares, Inc.	2003	320,320	150,550	(1)	—	130,981
	2002	308,000	138,600	(1)	—	63,584

Paul W. Stringer	2004	306,000	125,460	(1)	—	79,027	(2)
President and Chief Operating Officer,	2003	290,000	136,300	(1)	—	78,223
Palmetto Bancshares, Inc.	2002	275,000	123,750	(1)	—	48,325
CEO, The Palmetto Bank

George A. Douglas, Jr.	2004	175,000	71,750	(1)	24,000	5,409	(2)
President and Chief Retail Officer,	2003	151,000	70,970	(1)	—	5,113
The Palmetto Bank	2002	144,375	64,969	(1)	—	4,870

Ralph M. Burns III	2004	126,500	51,865	(1)	—	4,441	(2)
Executive Vice President	2003	122,000	57,340	(1)	—	4,308
The Palmetto Bank	2002	115,500	51,975	(1)	—	4,113

Teresa W. Knight	2004	126,500	51,865	(1)	—	4,203	(2)
Executive Vice President	2003	122,000	57,340	(1)	24,000	4,070
The Palmetto Bank	2002	115,500	51,975	(1)	—	3,875

(1)	Certain amounts may have been expended by the Company that may have had value as a personal benefit to the Named Executive Officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of annual salary and bonus of such Named Executive Officer. For Messers Patterson and Stringer, this category also included fees earned related to their service as Directors of the Company.

(2)	All other long-term compensation for Messers Patterson and Stringer include premiums paid by the Company on behalf of these individuals with respect to insurance not generally available to all employees and contributions to the individuals 401(k) plan on behalf of these individuals as matching contributions, all of which are vested.

Stock Option Grants

The Company maintains a stock option plan that provides discretionary awards of options to purchase Common Stock to officers and employees as determined by the Board. The table set forth below summarizes certain information regarding stock options, which are included in the Summary Compensation Table for the applicable Named Executive Officers. These stock options were awarded in January 2004.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Fair Market Value per Share of Common Stock at Time of Grant (1) ($)	Exercise Price ($)	Expiration Date (2)	Grant Date Valuation (3) ($)
George A. Douglas, Jr.	24,000	71%	23.30	23.30	12/31/2013	125,280

(1)	The number shown is based on the Company’s third party fair market valuation performed annually in order to determine the fair market value of the Company’s $5 par value common stock.
(2)	The plan pursuant to which the options were granted sets forth certain earlier expiration dates upon the option holder’s termination of employment.
(3)	Based on grant valuation of $5.22 per share.

Stock Option Exercises

The table set forth below summarizes information with respect to options to purchase shares of Palmetto Bancshares, Inc.’s Common Stock held by the Named Executive Officers and the number of shares covered by both exercisable and unexercisable stock options at December 31, 2004. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options outstanding at December 31, 2004 and the fair market value of the Palmetto Bancshares, Inc. Common Stock at that time. This table excludes any stock option grants awarded subsequent to December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable / Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable / Unexercisable (1) ($)
L. Leon Patterson	6,850	99,668	20,550 /-0-	292,838 /-0-
Paul W. Stringer	5,000	72,750	15,000 /-0-	213,750 /-0-
George A. Douglas, Jr.	—	—	4,800 /19,200	-0-/-0-
Ralph M. Burns III	1,700	24,735	12,900 /-0-	183,825 /-0-
Teresa W. Knight	—	—	9,600 /14,400	31,680 / 47,520

(1)	The indicated value is based on exercise prices ranging from $8.75 to $23.30 per share and a per share value of $23.30 which is based on the Company’s third party fair market valuation performed annually in order to determine the fair market value of the Company’s $5 par value common stock.

Pension Plan Table

The Company has a defined benefit plan (the “Plan”) for which benefits are determined primarily by average final compensation and years of service. The table set forth below summarizes the estimated annual benefits payable upon normal retirement in fiscal year 2004 in specified compensation and years of service classifications listed. The table assumes integration at the current wage base of $87,900.

	Years of Service
Average Final Compensation	10	20	25	30	35
$ 100,000	14,992	29,983	37,479	44,975	52,470
$ 125,000	19,492	38,983	48,729	58,475	68,220
$ 150,000	23,992	47,983	59,979	71,975	83,970
$ 175,000	28,492	56,983	71,229	85,475	99,720
$ 200,000+	32,992	65,983	82,479	98,975	115,470

The Plan covers annual salary and any bonuses. There is no variation between the compensation covered by the Plan and the amounts listed in the Summary Compensation Table within the Salary and Bonus categories. Benefits of the Plan are straight-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts.

The table set forth below summarizes final average compensation credited for purposes of the Plan and number of years of service for the Company’s Named Executive Officers calculated with respect to the year ended December 31, 2004.

	Average Final Compen- sation ($)	Years of Service
L. Leon Patterson	407,830	37
Paul W. Stringer	365,352	35
George A. Douglas, Jr.	201,550	11
Ralph M. Burns III	157,786	29
Teresa W. Knight	155,646	23

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

Persons and groups owning in excess of five percent of the Company’s Common Stock are required to file certain reports with the Securities and Exchange Commission disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon such reports and the inquiries described below, the Company knows of no person who, or group that, owns beneficially more than five percent of the outstanding shares of Common Stock of the Company as of March 7, 2005, except as set forth below. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
L. Leon Patterson 301 Hillcrest Drive Laurens, South Carolina 29360	564,531	(1)	8.7%

(1)	The number of shares of Common Stock beneficially owned by Mr. Patterson includes 31,490 shares directly owned in his 401(k) account, 54,514 shares indirectly owned by Mr. Patterson’s wife, and 14,837 shares indirectly owned by Mr. Patterson’s wife and her mother. In addition, 20,550 shares of Common Stock are included that are exercisable on March 7, 2005, or that become exercisable within 60 days thereafter, pursuant to the Company’s 1997 Stock Compensation Plan

The Company inquires of Directors and Named Executive Officers regarding their knowledge of beneficial owners who may own more than five percent of the Company’s stock. . In addition, the Company’s Secretary reviews share ownership records to determine any additional persons who may own greater than five percent of the Company’s stock. The information in the table set forth above is exclusively based on these inquiries and the reports described above.

The table set forth below summarizes Company Common Stock beneficially owned by the Company’s Directors individually, by the Company’s Named Executive Officers individually and by all Directors and Named Executive Officers of the Company as a group as of March 7, 2005. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.

Beneficial Owner	Common Stock Beneficially Owned (1) (#)		Common Stock Subject to a Right to Acquire (1) (2) (#)	Percent of Common Stock (3) (%)
Directors
Employee Directors
L. Leon Patterson	543,981	(4)	20,550	8.7
Paul W. Stringer	70,858	(5)	15,000	1.3
Nonemployee Directors
W. Fred Davis, Jr.	48,065	(6)	—	(16)
David P. George, Jr.	13,511		—	(16)
Michael D. Glenn	9,730	(7)	5,000	(16)
John T. Gramling, II	15,000	(8)	4,000	(16)
John D. Hopkins, Jr.	37,570	(9)	—	(16)
William S. Moore, II	4,000		—	(16)
Sam B. Phillips, Jr.	27,488		4,000	(16)
Ann B. Smith	5,200	(10)	1,000	(16)
E. Keith Snead, III	13,695	(11)	5,000	(16)
J. David Wasson, Jr.	7,800	(12)	5,000	(16)
Named Executive Officers
Ralph M. Burns, III	47,182	(13)	8,600	(16)
George A. Douglas, Jr.	18,000	(14)	4,800	(16)
Teresa W. Knight	30,230	(15)	9,600	(16)
Directors and Named Executive Officers as a group (15 people)	892,310		82,550	15.0

(1)	Based on information reported to the Company by its Directors, Director Nominees, and Named Executive Officers. Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act of 1934. This also included shares allocated to individual accounts under the Company’s 401(k) Plan, voting of which is directed by the respective named persons and group members who participate in that plan.

(2)	This includes stock options that are exercisable on March 7, 2005 or that become exercisable within 60 days thereafter.

(3)	The percentages of beneficial ownership have been calculated based on 6,313,185 outstanding shares of the Company’s Common Stock (outstanding as of March 7, 2005). In addition, under Rule 13d-3 of the Exchange Act of 1934, the percentages have been computed on the assumption that shares of the Company’s Common Stock that can be acquired within 60 days of March 7, 2005, upon the exercise of options by a given person are outstanding.

(4)	The number of shares of Common Stock beneficially owned by Mr. Patterson includes 31,490 shares directly owned in his 401(k) account, 54,514 shares indirectly owned by Mr. Patterson’s wife, and 14,837 shares indirectly owned by Mr. Patterson’s wife and her mother.

(5)	The number of shares of Common Stock beneficially owned by Mr. Stringer includes 25,858 shares directly owned in his 401(k) account.

(6)	The number of shares of Common Stock beneficially owned by Mr. Davis includes 20,429 shares directly owned with his wife, 13,809 shares directly owned but managed by Delaware Charter and Trust, and 2,794 shares indirectly owned by his wife.

(7)	The number of shares of Common Stock beneficially owned by Mr. Glenn includes 7,500 shares directly owned but managed by Delaware Charter and Trust.

(8)	The number of shares of Common Stock beneficially owned by Mr. Gramling includes 9,000 shares directly owned but managed by Delaware Charter and Trust.

(9)	The number of shares of Common Stock beneficially owned by Mr. Hopkins includes 36,974 shares directly owned but managed by Delaware Charter and Trust.

(10)	The number of shares of Common Stock beneficially owned by Ms. Smith includes 500 shares indirectly owned within trust accounts for her two sons, as to which she acts as custodian.

(11)	The number of shares of Common Stock beneficially owned by Mr. Snead includes 3,534 total shares indirectly owned within separate trust accounts for his two sons and one daughter, as to which he acts as custodian. The number of shares of Common Stock beneficially owned also includes1,410 shares indirectly owned through Mr. Snead’s wife.

(12)	The number of shares of Common Stock beneficially owned by Mr. Wasson includes 2,400 shares directly owned with his wife.

(13)	The number of shares of Common Stock beneficially owned by Mr. Burns includes 16,342 shares directly owned in his 401(k) account.

(14)	The number of shares of Common Stock beneficially owned by Mr. Douglas includes 264 shares directly owned with his wife, and 1,736 shares directly owned through an IRA account.

(15)	The number of shares of Common Stock beneficially owned by Ms. Knight includes 8,910 shares directly owned in her 401(k) account.

(16)	Each of these people’s beneficial ownership does not exceed one percent of the class so owned as computed noted at (3) above.

PERFORMANCE GRAPH

The graph set forth below summarizes a five-year comparison of cumulative total returns for the Company, the S&P 500 Index, and the NASDAQ Bank Index. The graph assumes $100 invested on December 31, 1999 in the Company’s Common Stock and in each of the indices indicated

The cumulative total return for the Company, the S&P 500 Index, and the NASDAQ Bank Index follows:

	12/99	12/00	12/01	12/02	12/03	12/04
Palmetto Bancshares, Inc.	$100.00	103.85	114.96	148.29	155.79	164.16
S & P 500	$100.00	89.86	76.82	53.45	79.83	88.83
NASDAQ Bank	$100.00	114.67	124.75	129.27	159.20	170.19

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 Act requires certain officers of the Company, its Directors, and persons who beneficially own more than ten percent of any registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Certain officers of the Company, Directors, and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all 16(a) forms they file or that are filed on their behalf.

Based solely on a review of the reports filed and written representations provided to the Company by the above-referenced persons, the Company believes that during the fiscal year ended December 31, 2004, all filing requirements applicable to its reporting officers, Directors, and greater than ten percent beneficial owners were timely complied with except one filing with respect to one transaction filed on behalf of W. Fred Davis, Jr. due to untimely notification of the transaction, one filing with respect to one transaction filed on behalf of William S. Moore, II due to untimely notification of the transaction, and three filings with respect to three transactions filed on behalf of L. Leon Patterson due to the fact that such transactions related to an indirect relationship for which it was believed the reporting requirement did not apply.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Generally accepted accounting principles require certain disclosures regarding material related party transactions including disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. Related party transactions deemed to be material and not in the ordinary course of the Company’s business are described below. Although determined to be in the normal course of business, extensions of credit to related parties are described below as required by Regulation S-K Item 404 (c).

Transactions with Management and Others

Palmetto Bancshares, Inc.’s Directors and officers and their affiliates have had, and are expected to have in the future, banking transactions in the ordinary course of business with the Company’s banking subsidiary. These transactions are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties. Such loans have not involved more than normal risks of collectibility nor have they presented any other unfavorable features. The aggregate dollar amount of these loans was approximately $16.1 million at December 31, 2004. During 2004, new loans to these persons of approximately $831,000 were made, and repayments of principal totaled approximately $1.0 million.

Certain Business Relationships

The Company did not retain the services of Glenn, Haigler, McClain & Stathakis, LLP at which the Company’s Director Michael D. Glenn is an attorney providing legal representation to individual and business clients in state and federal court cases, during the year ended December 31, 2004, however, the Company may retain such services in the future.

From time to time the Company makes payments to other related parties for property or services. However, no such payments exceeded five percent of the Company’s gross revenues for 2004. In these cases, transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions.

FINANCIAL INFORMATION

Copies of the Annual Report to Shareholders and the Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2004, are being mailed to each shareholder of record as of the close of business on the Voting Record Date together with these Proxy Materials. The Company will provide without charge to any shareholder of record as of March 7, 2005, who so requests in writing, an additional copy of the Annual Report to Shareholders and / or the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and financial schedules, for the year ended December 31, 2004 filed with the Securities and Exchange Commission. Any such request should be directed to Palmetto Bancshares, Inc., Post Office Box 49, Laurens, South Carolina 29360, Attention: Corporate Secretary.

MISCELLANEOUS MATTERS RELATING TO THE ANNUAL MEETING OF SHAREHOLDERS

Shareholder Proposals

A shareholder who wishes to present a proposal for inclusion in the Proxy Materials relating to the Company’s Annual Meeting of Shareholders to be held in 2006 should ensure that such proposal is received by the Company’s Secretary at its principal executive offices, 301 Hillcrest Drive, Laurens, South Carolina 29360, no later than November 15, 2006. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the Proxy Statement must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

The Company requires timely advance written notice of shareholder nominations of Director candidates and of any other proposals to be presented at an Annual Meeting of Shareholders. In the case of Director nominations by shareholders, the Company requires that a shareholder’s notice be delivered to the principal executive offices of Palmetto Bancshares, Inc. during the period of time from the 30th day to the 60th day prior to the Annual Meeting of Shareholders at which Directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the Board. In the case of other proposals by shareholders at an Annual Meeting of Shareholders, the Company requires that advance written notice be delivered to Palmetto Bancshares Inc.’s Secretary (at the address indicated above). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of Palmetto Bancshares, Inc. between the 60th and 90th days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. However, in the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such Annual Meeting of Shareholders or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, Directors, officers and other employees of the Company may solicit proxies personally or by facsimile or telephone without additional compensation. Banks, brokers, and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and Palmetto Bancshares, Inc. will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares.

Householding of Annual Meeting of Shareholders’ Materials

The Securities and Exchange Commission’s rule concerning the delivery of annual reports and proxy statements permits registrants to send a single set of these reports to any household at which two or more shareholders reside if the registrant believes they are members of the same family. Each shareholder will continue to receive a separate Proxy Card. The procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the Company.

If your household has received only one copy of these Proxy Materials, and you would prefer to receive separate copies of these documents, either now or in the future, please contact the Company via telephone at 800.725.2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Investor Communications and the Company will remove your address from the householding listing. If you are now receiving multiple copies of the Company’s Proxy Materials, and you would like to have only one copy of these documents delivered to your household in the future, please contact the Company in the same manner.

Other Matters

The Board is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

Laurens, South Carolina

March 16, 2005

APPENDIX A

PALMETTO BANCSHARES, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The primary function of the Corporate Governance and Nominating Committee (the “Committee”) of Palmetto Bancshares, Inc. (the “Company”) is to assist the Board of Directors (collectively the “Board,” individually a “Director”) in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices consistent with the Company’s intention to voluntarily adopt various “best practices.”

The Committee’s primary duties and responsibilities are to:

•	Establish criteria for Board and Board committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board.

•	Make recommendations to the Board regarding proposals submitted to the Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company.

•	Make recommendations to the Board regarding corporate governance practices.

•	Monitor the Board’s and the Company’s compliance with any commitments made to the Company’s regulators or otherwise regarding changes in corporate governance policies.

•	Lead the Board in its annual review of the Board’s performance.

The Committee shall fulfill these responsibilities by carrying out the activities set forth in Section IV of this Charter.

II. COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, the majority of whom the Board has determined to be independent under Section 303A of the New York Stock Exchange Company Manual.

The members of the Committee shall be elected and shall serve as outlined in the Company’s Bylaws. Unless the Board elects a Committee Chair, the members of the Committee may designate a Chairman by a majority vote of the full Committee membership. Vacancies occurring for any reason in the Corporate Governance and Nominating Committee shall be filled as outlined in the Company’s Bylaws.

III. MEETINGS

The Committee shall meet at least once a year or more frequently as circumstances dictate. At its sole discretion the Committee may meet separately with members of management or with outside advisors to discuss any matters that the Committee believes are appropriate.

APPA-1

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall, to the extent it deems necessary or appropriate:

Board Selection, Composition, and Evaluation

a.	Establish criteria for Board membership, consistent with the Company’s By-Laws as well as other governing documents and Board decisions, including criteria with respect to experience level, career specialization, leadership qualities, strength of character, diversity, and the extent to which a candidate would fill a present need on the Board. Evaluate any changes in existing Director qualifications to ensure that changed roles are consistent with criteria for Board membership.

b.	Determine and oversee the search process for candidates for Board membership, review shareholder recommendations for proposed nominees for election to the Board, identify candidates qualified to become Board members, evaluate candidates, and recommend nominees for election as Board members to the full Board of Directors (including both director nominees to be presented for shareholder approval at the annual meeting of shareholders and director nominees to be elected by the Board to fill vacancies).

c.	Consider questions of independence and possible conflicts of interest of candidates and members of the Board and make recommendations to the Board regarding such issues.

d.	Develop and oversee the operation of an orientation program for new Directors and determine whether and what form of continuing education is appropriate for incumbent Directors.

e.	Oversee matters related to the compensation and benefits of outside, nonemployee Directors and make such recommendations to the Board, as the Committee deems appropriate.

f.	Consider and recommend changes in the size and composition of the Board, as the Committee or the Board deems necessary or appropriate.

g.	Review Board processes for assessing the adequacy and completeness of their minutes, the process for the review and approval of such minutes, and the retention of such minutes.

Board Committee Selection and Composition

h.	Review and assess the committee structure of the Board and make recommendations to the Board regarding committee structure, functions, and purposes, as the Committee or the Board deems necessary or appropriate.

i.	Recommend members of the Board to serve on Board committees, giving consideration to the criteria for service on each committee as set forth in the charter for each committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

j.	Confirm that the select standing committees of the Board (Corporate Governance and Nominating Committee, Audit Committee, and Compensation Committee) each have a charter in effect and that its Committee reviews such Charter at least annually.

k.	Review committee processes for assessing the adequacy and completeness of their respective minutes, the process for the review and approval of such minutes, and the retention of such minutes and any related materials presented to the Board or its committees for review.

Corporate Governance

l.	Develop and recommend to the Board an annual self-evaluation process for the Board.

APPA-2

m.	Oversee the Board’s annual self-evaluations.

n.	Make recommendations to the Board regarding policies and procedures to promote the effective functioning of the Board and sound corporate governance practices as the Committee or the Board deems necessary or appropriate.

o.	Review shareholder proposals duly and properly submitted to the Company and recommend appropriate action to the Board.

p.	Review any proposed amendments to the Company’s Articles of Incorporation and Bylaws and recommend appropriate action to the Board.

q.	Review and assess the Company’s compliance with the corporate governance requirements and the requirements established under the Sarbanes-Oxley Act, by federal banking laws and regulations, or otherwise, as applicable to each of the Company and its subsidiary.

r.	Perform any other activity consistent with this Charter, the Company’s Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

With respect to the responsibilities listed above, the Committee shall:

s.	Report regularly to the Board on Corporate Governance and Nominating Committee matters, as the Committee deems necessary or appropriate.

t.	Maintain minutes of its meetings and records relating to those meetings and the Committee activities.

u.	Review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any amendments to this Charter that the Committee deems necessary or valuable.

V. AUTHORITY

In discharging its duties, the Committee is empowered to investigate any matter within the scope of its responsibilities.

The Committee shall have the authority to obtain such data, engage such professionals and advisors, and use such other internal and external resources as it determines are necessary or desirable to fulfill its responsibilities and duties. Such authority shall include the authority to consult with the Company’s management and employees, incur administrative expenses, obtain external reports and other materials, and to engage outside advisors, including search firms and independent counsel, as it determines are necessary or desirable to carry out its duties.

Where legally permissible, the Committee shall have the authority to delegate such of its responsibilities, as the Committee may deem necessary or appropriate in its sole discretion.

Adopted by the Board on this 26th day of October 2004.

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PROXY

PALMETTO BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

APRIL 19, 2005

The undersigned shareholder of Palmetto Bancshares, Inc., hereby revoking all previous proxies, hereby appoints L. Leon Patterson and Teresa M. Crabtree and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Palmetto Bancshares, Inc. standing in the name of the undersigned upon all matters at the Company’s Annual Meeting of Shareholders to be held at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina on Tuesday, April 19, 2005 at 3:00 p.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said above referenced attorneys or either of them to cast the undersigned’s vote as specified on this proxy card.

1.	ELECTION OF DIRECTORS FOR THE TERMS SPECIFIED BELOW:

☐ FOR ALL NOMINEES set forth below:	☐ WITHHOLD AUTHORITY to vote for all nominees below:

INSTRUCTION: To withhold authority to vote for any individual Nominee, strike a line through the Nominee’s name in the list below:

Terms to expire in 2008

John T. Gramling II        John D. Hopkins, Jr.        Paul W. Stringer        Edward K. Snead III

2.	AT THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALMETTO BANCSHARES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL NOTED ABOVE.

Please sign this Proxy Card as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian, or agent, please indicate the capacity in which you are acting. If a corporation holds stock, please sign in full corporate name by authorized officer and give title of office.

Dated this          day of                     , 2005

Print Name (and title if appropriate)	Print Name (and title if appropriate)

Signature	Signature

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAEHOLDERS. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.